Exhibit 16.1
May 15, 2026

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Mammoth Energy Services, Inc.'s Form 8-K dated May 15, 2026, and have the following comments:

1. We agree with the statements made in the second, third and fourth paragraphs in Item 4.01.

2. We have no basis on which to agree or disagree with the statements made in the first, fifth or sixth paragraphs in Item 4.01.

Yours truly,

/s/ Deloitte & Touche LLP